UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2007

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)           Effective July 9, 2007, Earnest Mathis, Jr. resigned from his position as Chairman of the Board of Directors.  There were no disagreements between the Company and Mr. Mathis on any matters involving accounting policies or practices.

A copy of Mr. Mathis’ resignation notification is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(d)           Effective July 11, 2007, John D. Pougnet was appointed as a Director on the Company’s Board of Directors.  Mr. Pougnet is currently the Chief Executive Officer and Chief Financial Officer of the company and will continue to serve in this capacity. Mr. Pougnet has served as the Company’s Chief Financial Officer since September 2005 and Chief Executive Officer since October 2006. Prior to joining the company in September 2005, Mr. Pougnet served as an audit senior manager at the independent registered public accounting firm KPMG LLP from January 2003 through September 2005.  Mr. Pougnet worked at Future Beef Operations LLC from May 2001 to August 2002, where he served as Vice President of Finance. Mr. Pougnet is a certified public accountant and received his bachelor’s degree in commerce from the University of Natal - Durban in 1993.

Item 8.01       Other Events

On July 11, 2006 the Registrant issued a press release in connection with the appointment of Mr. John D. Pougnet to the Board of Directors and the resignation of Mr. Earnest Mathis, Jr., a copy of which has been filed herewith.

On June 11, 2007 the Registrant issued a press release in connection with its growth in independent distributors for the month of June 2007, a copy of which has been filed herewith.

Item 9.01       Financial Statements and Exhibits

(d)   Exhibits

99.1         Resignation notification issued by Earnest Mathis, Jr. on July 9, 2007

99.2         Press Release — Director Appointment and Chairman Resignation

99.3         Press Release — June Growth and 2nd Quarter Conference Call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: July 12, 2007	XELR8 HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Executive Officer
Chief Financial Officer